UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006
PHI, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	0-9827 (Commission File Number)	72-0395707 (IRS Employer Identification No.)

2001 SE Evangeline Thruway, Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip Code)
Registrant’s telephone number, including area code: (337) 235-2452
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 30, 2006, we issued a press release announcing the offering of 4,287,920 shares of our non-voting common stock under our shelf registration statement on Form S-3 (File No. 333-123528), which was declared effective by the Securities and Exchange Commission on March 31, 2005. We will grant the underwriters an option to purchase up to an additional 643,188 shares at the public offering price to cover any over-allotments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Also on March 30, 2006, we issued a press release announcing the offering of $150 million of our new senior notes due 2013. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release by PHI, Inc., dated March 30, 2006, announcing the offering by PHI, Inc. of 4,287,920 shares of its non-voting common stock.

99.2	Press release by PHI, Inc., dated March 30, 2006, announcing the offering by PHI, Inc. of $150 million of senior notes due 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, INC.
Date: March 30, 2006	By:	/s/ Michael J. McCann
		Name:	Michael J. McCann
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by PHI, Inc., dated March 30, 2006, announcing the offering by PHI, Inc. of 4,287,920 shares of its non-voting common stock.
99.2	Press release by PHI, Inc., dated March 30, 2006, announcing the offering by PHI, Inc. of $150 million of senior notes due 2013.